UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2015

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.  Other Events.

On November 11, 2015, the Board of Directors of Bruker Corporation (the “Company”) approved a share repurchase program authorizing the purchase of up to $225 million of the Company’s common stock over a two-year period commencing November 12, 2015.

Under the share repurchase program, the Company may repurchase its common stock from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions, legal requirements and other considerations. The Company’s repurchases may be executed using open market purchases, privately negotiated purchases or other transactions during the period from November 12, 2015 to November 11, 2017. The Company intends to fund repurchases under the share repurchase program from cash on hand and available borrowings under its existing credit facility. The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended, modified or terminated at any time without prior notice.

Effective November 11, 2015, activity under the Company’s previously announced repurchase program is suspended until January 1, 2017. Under that program, the Company is authorized to repurchase its common stock in amounts intended to offset, on an annual basis, the dilutive effect of shares that are or may be issued pursuant to option awards or restricted stock grants under the Company’s long-term equity incentive plans. Year to date through November 11, 2015, the Company repurchased approximately 1.25 million shares for a total cost of $24.9 million under the anti-dilutive repurchase authorization.

A copy of the Company’s press release announcing approval of the $225 million share repurchase program is attached as Exhibit 99.1 to this Current Report on Form 8-K.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, including, but not limited to, statements regarding the Company’s commitment to repurchasing its shares at any level in the future, the anticipated value of shares to be repurchased by the Company, the expected timing of such repurchases and the availability of funds for the repurchase of shares. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual future results and/or events may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s Form 10-K for the year ended December 31, 2014 and its other filings with the Securities and Exchange Commission: a change in the Company’s share repurchase program by the Company’s Board of Directors or management, including changes in the value of shares to be repurchased or the timing of such repurchases, and unanticipated material payment obligations incurred by the Company that decrease the Company’s willingness or ability to repurchase shares at the anticipated level and timing, or at all. These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The Company expressly disclaims any obligation to update or revise these forward-looking statements, except as otherwise specifically stated by the Company or as required by law or regulation.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)              Exhibits

Number

99.1	Press release dated November 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: November 13, 2015	By:	/s/ANTHONY L. MATTACCHIONE
Anthony L. Mattacchione
Senior Vice President and
Interim Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Name	Location

99.1	Press release dated November 13, 2015.	Filed herewith